UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2022

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Nicholas Konat as President and Chief Operating Officer

On February 24, 2022, Sprouts Farmers Market, Inc. (the “Company”) announced the appointment of Nicholas Konat as its President and Chief Operating Officer, effective March 21, 2022.

Mr. Konat, age 44, has been the Chief Merchandising Officer at Petco Health and Wellness Company, Inc. (NASDAQ: WOOF), a leading brand in the U.S. pet care industry, since October 2018. Mr. Konat joined Petco in September 2015 as Vice President of Brand, Product Innovation and Design before being promoted to Vice President of Private Brands and Merchandising in June 2017 and Senior Vice President – General Manager in January 2018. Prior to joining Petco, Mr. Konat served as Director of Food Merchandise Planning at Target Corporation (NYSE: TGT), capping a more than nine-year career at Target where he held a range of merchandising, planning and leadership roles across the food and fashion categories. Mr. Konat also spent six years with Accenture plc (NYSE: ACN), a multinational professional services company. Mr. Konat holds an honors bachelor’s degree in political science and government from St. John’s University.

The Company and Mr. Konat entered into an offer letter providing for the terms of Mr. Konat’s employment with the Company (the “Offer Letter”). The Offer Letter provides for an annualized base salary of $700,000, a short-term incentive bonus potential targeted at 100% of Mr. Konat’s base salary, participation in the Company’s annual long-term equity incentive plan valued at 1.25 times Mr. Konat’s base salary, and a one-time equity award grant of $3,000,000 comprised of RSUs vesting 75% on the second anniversary of the grant date and 25% on the third anniversary of the grant date pursuant to the terms of a restricted stock unit grant agreement. Mr. Konat will also receive a sign-on cash award of $650,000, will be an “eligible executive” under the Company’s Amended & Restated Executive Severance and Change in Control Plan, dated February 25, 2020, subject to certain terms in the Offer Letter, will be eligible to participate in the Company’s medical and other benefit plans generally available to the Company’s executive officers and will receive reimbursement for up to $150,000 of relocation expenses. Mr. Konat also will become a party to the Company’s Confidentiality, Non-Competition and Non-Solicitation Agreement applicable to executive officers.

The foregoing description of the Offer Letter and restricted stock unit grant agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter and restricted stock unit grant agreement, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

There is no arrangement or understanding pursuant to which Mr. Konat was appointed as President and Chief Executive Officer. There are no related party transactions between the Company and Mr. Konat that are reportable under Item 404(a) of Regulation S-K.

On February 24, 2022, the Company issued a press release announcing Mr. Konat’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Transition of Gil Phipps to Senior Marketing Advisor

On February 18, 2022, the Company entered into a letter agreement with Gil Phipps (the “Letter Agreement”). Mr. Phipps will transition from his role as the Company’s Senior Vice President - Chief Marketing Officer to the role of Senior Marketing Advisor through May 31, 2022 pursuant to the terms of the Letter Agreement and will perform duties as assigned to him by the Company’s Chief Executive Officer.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter from Sprouts Farmers Market, Inc., to Nicholas Konat, dated January 25, 2022

10.2	2022 Form of Restricted Stock Unit Agreement under Sprouts Farmers Market, Inc. 2013 Incentive Plan for President and Chief Operating Officer

10.3	Letter Agreement between Sprouts Farmers Market, Inc. and Gil Phipps, dated February 18, 2022

99.1	Press release of Sprouts Farmers Market, Inc., dated February 24, 2022, entitled “Sprouts Farmers Market, Inc. Appoints Nicholas Konat as President and Chief Operating Officer”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: February 24, 2022	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary